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                                                                     Exhibit 4.2

                                 [Face of Note]
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                                                              CUSIP ____________

                                    Form of
                             % Senior Notes due 2013

No. ___                                                            $____________

                          MEDCO HEALTH SOLUTIONS, INC.

promises to pay to ______________.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on     , 2013.

Interest Payment Dates:        and

Record Dates:         and

Dated:  _______________, 20__

                          MEDCO HEALTH SOLUTIONS, INC.

Attest:


_______________________________________  By: ___________________________________
Name:                                        Name:
Title:                                       Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By: ___________________________________
            Authorized Signatory

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                            [Reverse of Form of Note]
                             % Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Medco Health Solutions, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
     Note at    % per annum from July     , 2003 until maturity. The Company
     will pay interest, if any, semi-annually in arrears on     and     of each
     year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the
     first Interest Payment Date shall be    , 2004. Interest will be computed
     on the basis of a 360-day year of twelve 30-day months. The rate of interest payable on overdue principal and interest, including post-petition interest, shall be increased, to the extent lawful, by 1% per annum unless a Fall Away Event shall have occurred. The Company may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments on the Notes.

          (2) Method of Payment. The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of
     Notes at the close of business on the     or    next preceding the Interest
     Payment Date (each, a "Regular Record Date"), even if such Notes are canceled after such Regular Record date and on or before such Interest Payment Date, except as provided in Section 2.07 of the Indenture with respect to Defaulted Interest. If this Note is a Global Note, the Company will pay all principal of, and interest and any premium on, this Note to the Depositary or its nominee as the registered holder of this Note in immediately available funds. All other payments on the Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register. All payments on the Notes will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act in any such capacity. The Company shall notify each Holder on any change in any Paying Agent or Registrar.

          (4) Indenture. The Company issued the Notes under an Indenture dated
     as of July    , 2003 (the "Indenture") between the Company and the Trustee.
     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of

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     the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

          (5) Optional Redemption. The Company may at any time at its option redeem all or part of the Notes upon not less than 30 days' nor more than 60 days' prior notice at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 100% of the principal amount of the Notes being redeemed, plus all scheduled
     payments of interest on such Notes to and including July   , 2013 (but not
     including accrued and unpaid interest to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case (unless the Notes are redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date) with any accrued and unpaid interest to the applicable redemption date.

          (6) Repurchase at Option of Holder.

              (a) Upon the occurrence of a Change of Control Event, unless the Company has exercised its right to redeem the Notes as provided in Section
     3.07 of the Indenture, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.

              (b) If the Company or any Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $100 million, the Company will commence an offer to all Holders of Notes, and at the Company's option, to all holders of other Indebtedness that is pari passu with, or subordinate in right of payment to, the Notes pursuant to Section 3.08 of the Indenture to purchase the maximum principal amount of Notes and other Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or 100% of the accreted value thereof, in the case of other Indebtedness that was initially offered and sold at a discount) plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.

          (7) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less may be redeemed in part. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption if the Company shall have complied with the applicable provisions of the Indenture.

          (8) Denominations, Transfer, Exchange. The Notes are in fully registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Company and the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes. The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so

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     selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (9) Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          (10) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes (including without limitation any Additional Notes) then Outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes, including Additional Notes, if any). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented, among other things, to cure any ambiguity, defect, omission or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to add guarantees with respect to the Notes, to add covenants, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to evidence and provide for the acceptance and appointment of a successor Trustee.

          (11) Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then Outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

          (12) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (13) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

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          (14) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          (15) Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          (16) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Medco Health Solutions, Inc.
100 Parsons Pond Road
Franklin Lakes, New Jersey 07417

Attention:  Corporate Secretary

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                                 Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature: _________________________
                                              (Sign exactly as your name appears
                                                       on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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                       Option of Holder to Elect Purchase

     To elect to have this Note purchased by the Company pursuant to Section
4.10 or 4.14 of the Indenture, check the appropriate box below:

                    [_]Section 4.10               [_]Section 4.14

     To elect to have only part of the Note purchased by the Company pursuant to
Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                 $_____________

Date:  _______________

                                       Your Signature:__________________________
                                             (Sign exactly as your name appears
                                                       on the face of this Note)

                                       Tax Identification No.:__________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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